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EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in the Registration Statements of NAPCO Security Systems, Inc. on Form S-8 [File numbers 333-104700 and 333-14743] of our report dated September 8, 2006, with respect to our audits of the consolidated financial statements and related consolidated financial statement schedule of NAPCO Security Systems, Inc. as of June 30, 2006 and 2005 and for the years ended June 30, 2006, 2005 and 2004 and our report dated September 8, 2006 with respect to our audit of management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of NAPCO Security Systems, Inc. as of June 30, 2006, which reports are included in this Annual Report on Form 10-K of NAPCO Security Systems, Inc. for the year ended June 30, 2006.


/s/ Marcum & Kliegman LLP
Marcum & Kliegman LLP
Melville, New York
September 21, 2006

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